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EXHIBIT 21

Storage USA, Inc.
Subsidiaries

All subsidiaries are organized under Tennessee law unless otherwise indicated.

Direct

Storage USA Trust (Maryland)
SUSA Partnership, L.P.
Huron Acquisition, Inc.

Indirect

SUSA Management, Inc.
441 Mini-Storage Partners, Ltd. (Florida)
Buzzman Partners I Ltd. Partnership (Pennsylvania)
Buzzman Partners II, Ltd. Partnership (Pennsylvania)
Clarendon Storage Associates Ltd Partnership (Virginia)
Cole/Morgan, Ltd
Dade County Mini-Storage Associates, Ltd. (Florida)
Parklawn Storage Partners, LP
Preston Self Storage, Ltd. (Texas)
Prospect Heights Self Storage, LLC (Illinois)
Southeast Mini-Storage Limited Partners (Florida)
Storage Partners of Okeechobee, Ltd (Florida)
Storage Partners of Paoli, LP
Storage USA Franchise Corp.
Storage USA of Palm Beach County Ltd. Partnership (Maryland)
Sunset Mini-Storage Partners, Ltd. (Florida)
SUSA Hackensack LP
SUSA Harrison LP
SUSA Hollywood, LP
SUSA Investments II, LLC (Virginia)
SUSA Investments I, LLC (Virginia)
SUSA Mesa L.P.
SUSA Nashville L.P.
SUSA Orange LP
SUSA Secaucus LP
SUSA/38th Avenue, Capitola LP (California)
SUSA/Poplar Partners, LP
Tamiami Mini-Storage Partners, Ltd. (Florida)
ABC Self Storage Limited Co.(New Mexico)
SUSA Mt. Vernon, LLC (New York)
SUSA Germantown, LP
SUSA Columbia, LP
SUSA Whitney Mesa, LP (Nevada)
Frankford Road Self Storage, Ltd. (Texas)
Spring Creek Self Storage, Ltd. (Texas)
McNeil Drive Self Storage, Ltd. (Texas)
SUSA Peachtree, LLC (Virginia)
Storage Partners of West Colonial, LLC (Florida)
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DMMJ Limited Parnership (Maryland)
River Road Limited Partnership (Maryland)
SUSA Brooklyn John, LP (New York)
SUSA Brooklyn Snyder, LP (New York)
SUSA Long Island, LP (New York)
Storage Partners of Egg Harbor, LLC (New Jersey)
Storage Partners of Eatontown, LLC (New Jersey)
SUSA Construction, LLC (Delaware)
SUSA Finance Corp. (Delaware)
SUSA Holdings, LP Savi Ranch - SPC, LLC (Delaware)
Rockline - SPC, LLC (Delaware)
Calvine - SPC, LLC (Delaware)
Oxnard - SPC, LLC (Delaware)
Elk Grove - SPC, LLC (Delaware)
Storage Portfolio I, LLC (Delaware)
Storage Development Holding Portfolio, LLC (Delaware)
Storage Development Portfolio, LLC (Delaware)
Storage Acquisition Portfolio, LLC (Delaware)